UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 12, 2020 (November 10, 2020)

Allena Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38268	45-2729920
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Newton Executive Park, Suite 202 Newton, Massachusetts		02462
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (617) 467-4577

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ALNA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 10, 2020, the Board of Directors of Allena Pharmaceuticals, Inc. (the “Company”) appointed Geoffrey Swire to serve as the Company’s Acting Chief Operating Officer and interim principal operating officer, effective immediately (the “Effective Date”). Mr. Swire will also serve as the Company’s Senior Vice President of Corporate Development.

Mr. Swire, age 48, joined the Company in March 2018 and previously served as its Vice President of Business Development and Strategy. From 2012 to December 2017, Mr. Swire worked at Radius Health, where he served as head of business development and alliance management, and earlier as program leader for a global Phase 3 osteoporosis development program. Prior to that, Mr. Swire spent seven years at Genzyme in various leadership positions in the Transplant and Oncology business units, including head of program and portfolio management, as well as vice president of global commercial operations. Mr. Swire began his career in strategy and product development consulting at Integral, Inc., and Accenture’s Health & Life Sciences practice. Mr. Swire holds a B.A. in French and History from Dartmouth College and a Masters in Public Policy from Harvard University.

There are no family relationships between Mr. Swire and any director or executive officer of the Company, and other than as described in this Item 5.02, Mr. Swire has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2020	Allena Pharmaceuticals, Inc.

	By:	/s/ Edward Wholihan
Edward Wholihan
Chief Financial Officer